Exhibit 99.1

Eyenovia Announces New $25 Million Credit Facility with Silicon Valley Bank

NEW YORK—May 10, 2021—Eyenovia, Inc. (NASDAQ: EYEN), a clinical stage ophthalmic biopharmaceutical company developing a pipeline of microdose array print (MAP™) therapeutics, today announced that the company has entered into a new $25 million credit financing facility with Silicon Valley Bank (SVB).

“This non-dilutive credit facility provides us with a significant amount of financial and operating flexibility at terms that we believe are favorable to the company,” stated Dr. Sean Ianchulev, Chief Executive Officer and Chief Medical Officer of Eyenovia. “These funds will assist us in preparing for our anticipated Mydcombi launch, advancing the development of MicroLine, as well as exploring additional ophthalmologic indications that could leverage our Optejet microdosing technology, all key elements of our long-term growth strategy.”

Eyenovia received $7.5 million upon closing of the facility. The remaining $17.5 million is available in two tranches and is accessed at the company’s option subject to the achievement of milestones.

“We are excited to support the Eyenovia team with this new financing facility as they continue to grow,” said Clark Hayes, Managing Director of Life Sciences and Healthcare at Silicon Valley Bank. “Eyenovia’s microdose array print platform technology is a key advancement in ocular pharmaceuticals and provides an efficient and precise alternative to conventional eyedroppers.”

About Eyenovia, Inc.

Eyenovia, Inc. (NASDAQ: EYEN) is a clinical stage ophthalmic biopharmaceutical company developing a pipeline of microdose array print (MAP) therapeutics. Eyenovia is currently focused on the late-stage development of microdosed medications for presbyopia, myopia progression and mydriasis. For more Information, visit www.eyenovia.com.

About Silicon Valley Bank

For more than 35 years, Silicon Valley Bank (SVB) has helped innovative companies and their investors move bold ideas forward, fast. SVB provides targeted financial services and expertise through its offices in innovation centers around the world. With commercial, international and private banking services, SVB helps address the unique needs of innovators. Learn more at svb.com.

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Forward-Looking Statements

Except for historical information, all of the statements, expectations and assumptions contained in this press release are forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions, including estimated market opportunities for our product candidates and platform technology. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors discussed from time to time in documents which we file with the U.S. Securities and Exchange Commission. In addition, such statements could be affected by risks and uncertainties related to, among other things: risks of our clinical trials, including, but not limited to, the costs, design, initiation and enrollment (which could still be adversely impacted by COVID-19 and resulting social distancing), timing, progress and results of such trials; the timing and our ability to submit applications for, obtain and maintain regulatory approvals for our product candidates; the potential advantages of our product candidates and platform technology; the rate and degree of market acceptance and clinical utility of our product candidates; our estimates regarding the potential market opportunity for our product candidates; intellectual property risks; changes in legal, regulatory and legislative environments in the markets in which we operate and the impact of these changes on our ability to obtain regulatory approval for our products; and our competitive position. Any forward-looking statements speak only as of the date on which they are made, and except as may be required under applicable securities laws, Eyenovia does not undertake any obligation to update any forward-looking statements.

Eyenovia Contact:
Eyenovia, Inc.
John Gandolfo
Chief Financial Officer
jgandolfo@eyenovia.com

Eyenovia Investor Contact:
Eric Ribner
LifeSci Advisors, LLC
eric@lifesciadvisors.com
(646) 751-4363

Eyenovia Media Contact:
Diana Soltesz
Pazanga Health Communications
dsoltesz@pazangahealth.com
(818) 618-5634

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